Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 15, 2021 with respect to the consolidated financial statements of PlaySight Interactive Ltd. included in Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-259487) and the related Prospectus of Connexa Sports Technologies Inc. (formally known as “Slinger Bag Inc.”) for the registration of shares of its common stock.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

June 10, 2022
Tel-Aviv, Israel